                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) AUGUST 28, 1998

                             MCN ENERGY GROUP INC
            (Exact name of registrant as specified in its charter)


        MICHIGAN                        1-10070                 38-2820658
State of Incorporation          (Commission File             (I.R.S. Employer
                                     Number)                 Identification No.)


500 GRISWOLD STREET, DETROIT, MICHIGAN                           48226
(Address of principal executive offices)                        (Zip Code)



             Registrant's telephone number, including area code:
                                (313) 256-5500

    Item 5.  OTHER EVENTS
    On August 28, 1998 MCN Energy Group Inc. issued the following press release:

                   MCN ENERGY GROUP ISSUES ALERT ON EARNINGS,
                        OPERATIONS AND INVESTMENT ISSUES

   DETROIT, Aug. 28, 1998 -- MCN Energy Group Inc. (NYSE: MCN) today announced that 1998 and 1999 earnings are not likely to meet analysts' current expectations due to a confluence of factors, including the impact of continued weak energy prices on its natural gas and oil exploration and production (E&P) unit and delays in achieving commercial production volumes from its coal fines project. In addition, due to continued earnings disappointments, the company said it is reviewing its strategic options and considering sales of E&P assets, as well as significantly reducing capital investments and operating costs within its non-regulated businesses.

         "The energy price issue remains an industry-wide phenomenon," MCN Chairman, President and CEO Alfred R. Glancy III said. "Full-cost-accounting E&P companies such as ours are being hit particularly hard because our oil and gas reserves must be valued at current or contract prices at the end of each quarter. This 'ceiling test' sets an artificially low value on the reserves based on temporary drops in energy prices, rather than reflecting the actual anticipated long-term value of those reserves. Based on recent gas and oil prices and basis differentials, we expect to incur a ceiling test write-down of approximately $50 million, after tax, for the third quarter. Any such write-down would be non-cash.

         "More importantly, our ongoing review of the E&P business and how it fits into MCN's overall portfolio has led us to conclude that more value might be realized by selling these assets and redeploying the capital elsewhere. Although sales in today's industry environment are uncertain, a complete exit from the E&P business is possible," Glancy said. "In the meantime, we will significantly reduce drilling and acquisition activities. These actions will reduce anticipated production levels. Clearly, lower production combined with lower prices equates to reduced earnings expectations from this business."

         Glancy also said delays in achieving anticipated production from the company's coal fines briquetting project would have a negative impact on earnings. The coal fines project recovers particles of coal that have been a wasted by-product of the mining process. The plants chemically process these fines, creating briquettes for sale into existing coal markets. This project is made viable by synthetic fuel tax credits ranging from $20 to $25 per ton of production. The plants had to be placed in service before June 30, 1998 to qualify for the tax credits.

         "As a result of operating delays, we no longer expect to begin briquette sales during the third quarter. We are working toward achieving sales in the fourth quarter," Glancy said. "While delays could increase the possibility of these credits being challenged, we intend to claim credits as we sell production from the plants and will vigorously defend our position, if need be, that we met tax rule requirements to have the plants in service by June 30."

         Glancy said a legislative effort currently is being advanced by Senator Kent Conrad (D-ND) and Senator Orrin Hatch (R-UT), intended to extend the in-service deadline for synthetic-fuel projects such as MCN's. This legislation could help remove uncertainty regarding the coal fines project's eligibility for tax credits.

         "The Senators recognize that, without the tax credits, millions of dollars of investments and the local tax and employment benefits they create could be lost," Glancy said. "The proposed legislation would reduce uncertainty regarding our project's qualification for tax credits."

         Glancy acknowledged that today's announcements add to recent setbacks for the company, but offered assurance that management and the Board of Directors are working diligently to improve MCN's performance.

         "We are not content to say that our problems are largely caused by outside forces that are beyond our control," he said. "We are evaluating ways to minimize the impact of such external forces on our company. In June, we began taking action in the E&P business, proceeding with the disposition of exploratory projects in the Midcontinent/Gulf Coast region. Now, we are evaluating and implementing strategic alternatives to best realize the value of our investment in the E&P unit, including potentially selling all or pieces of the business."

         Furthermore, the company is reviewing its overall investment plans. "We will follow through with existing commitments," Glancy said. "However, due to rising risks and reduced anticipated returns, we expect future new commitments to international projects to be limited. As a result, capital spending in the foreseeable future will probably be well below the recent expectations of approximately $1 billion a year."

         Glancy concluded: "Although our E&P unit has had a difficult year, our other non-regulated businesses are performing well and provide a sound base for future growth. Furthermore, the regulated gas distribution segment is performing very well and has better growth opportunities today than we have seen in many years. Fundamentally, MCN remains sound, and we are determined to achieve solid financial performance."

    MCN Energy Group Inc. is a diversified energy holding company with more than $4 billion of assets, and with markets and investments throughout North America and in Asia. The company operates through two major business groups:
    Diversified Energy, operating through MCN Investment Corporation, is involved in oil and gas exploration and production, natural gas gathering, transmission, processing and storage, energy marketing, electric power generation and distribution, and other energy-related businesses; Gas Distribution consists principally of Michigan Consolidated Gas Company, a natural gas distribution and transmission company serving 1.2 million customers in more than 500 communities throughout Michigan. Information about MCN Energy Group is available on the World Wide Web at http://www.mcnenergy.com.

    Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve certain risks and uncertainties that may cause actual future results to differ materially from those contemplated, projected, estimated or budgeted in such forward-looking statements. A discussion of these risks and uncertainties is included in the company's periodic reports filed with the Securities and Exchange Commission.

                                  SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        MCN ENERGY GROUP INC.

                                        By /s/ Sebastian Coppola
                                          -------------------------------------
                                          Sebastian Coppola
                                          Senior Vice President and Treasurer

Date:  August 31, 1998